SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-12

                              EMERSON RADIO CORP.
                (Name of Registrant as Specified In Its Charter)
___________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:
________________________________________________________________________________
     (2)    Aggregate number of securities to which transaction applies:
________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
     (4)    Proposed maximum aggregate value of transaction:
________________________________________________________________________________
     (5)    Total Fee Paid
________________________________________________________________________________
|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:
________________________________________________________________________________
     (2)    Form, Schedule or Registration Statement No:
________________________________________________________________________________
     (3)    Filing Party:
________________________________________________________________________________
     (4)    Date Filed:

                               EMERSON RADIO CORP.
                                 Nine Entin Road

                                  P.O. Box 430
                        Parsippany, New Jersey 07054-0430

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 10, 2000

Dear Stockholder:

          You are hereby given notice of and invited to attend in person or by proxy the 2000 Annual Meeting of Stockholders of Emerson Radio Corp. ("we", "our" or "Emerson") to be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054 on Thursday, August 10, 2000 at 1:00 p.m. (Eastern Daylight Time).

          At this year's stockholders' meeting, you will be asked to elect five directors to serve for a one-year term and to transact such other business as may properly come before the meeting and any adjournment(s) thereof. The Board of Directors unanimously recommends that you vote FOR the directors nominated. Accordingly, please give careful attention to these proxy materials.

          Only stockholders of record of Emerson's common stock as of the close of business on June 28, 2000 (the "Record Date") are entitled to notice of and to vote at such meeting and any adjournment(s) thereof. The transfer books of the Company will not be closed.

          You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, we want to have the maximum representation at the Annual Meeting and respectfully request that you date, execute and mail promptly the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States. You may revoke your proxy at any time prior to its use as specified in the enclosed proxy statement.

                                          By Order of the Board of Directors

                                          ELIZABETH J. CALIANESE
                                          Senior Vice President-Human Resources,
                                          General Counsel and Secretary

Parsippany, New Jersey
July 11, 2000


                             YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
              ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

                               EMERSON RADIO CORP.
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 10, 2000
                              ---------------------


To Our Stockholders:

          This Proxy Statement is furnished to our stockholders for use at our Annual Meeting of Stockholders to be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, on August 10, 2000 at 1:00 p.m. (local time), or at any adjournment or adjournments thereof (the "Annual Meeting"). Emerson's stockholders of record as of the close of business on June 28, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. We will begin mailing this Proxy Statement and the enclosed proxy to our stockholders on or about July 13, 2000.

                  VOTING PROCEDURES AND REVOCABILITY OF PROXIES

          The accompanying proxy card is designed to permit each of our stockholders as of the Record Date to vote on each of the proposals brought before the Annual Meeting. As of the Record Date, there were 39,377,615 shares of our common stock, par value $.01 per share, issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of our common stock is entitled to one vote.

          The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions and broker non-votes are counted as stockholders who are present and entitled to vote and they count toward a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Brokers holding shares of record for customers generally are not entitled to vote on certain "non-routine" matters unless they receive voting instructions from their customers.

          The accompanying proxy card provides space for you to vote in favor of, or to withhold voting for, the nominees for the Board of Directors.

Directors are elected by plurality and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining, and have no effect on, the outcome of the election of directors. The Board urges you to complete, sign, date and return the proxy card in the accompanying envelope, which is postage prepaid for mailing in the United States.

          When a signed proxy card is returned with choices specified with respect to voting matters, the proxies designated on the proxy card vote the shares in accordance with the stockholder's instructions. The proxies we have designated for the stockholders are Geoffrey P. Jurick and John P. Walker. If you desire to name another person as your proxy, you may do so by crossing out the name of the designated proxies and inserting the names of the other persons to act as your proxy. In that case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy and for the named proxy to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to us.

          If you sign your proxy card and return it to us and you have made no specifications with respect to voting matters, your shares will be voted for the election of the five nominees for director and, at the discretion of the proxies designated by us, on any other matter that may properly come before the Annual Meeting or any adjournment(s).

          You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying Emerson's Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation shall be effective unless notice of such revocation has been received by us at or prior to the Annual Meeting.

                              ELECTION OF DIRECTORS

          Five directors are proposed to be elected at the Annual Meeting. If elected, each director will hold office until the next Annual Meeting of our stockholders or until his successor is elected and qualified. The election of directors will be decided by a plurality vote. All nominees named in this proxy statement are members of our present Board of Directors and have consented to serve if elected. We have no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve, 1.) the shares represented by the designated proxies will be voted for the election of a substitute as the Board may recommend, 2.) the Board may reduce the number of directors to eliminate the vacancy, or 3.) the Board may fill the vacancy at a later date after selecting an appropriate nominee.

          Nominations for election to the Board of Directors may be made by the Board, a nominating committee appointed by the Board or by any stockholder entitled to vote for the election of directors. Nominations made by stockholders must be made by written notice to Emerson's Secretary at its corporate offices in Parsippany, New Jersey, and must set forth as to each proposed nominee who is not an incumbent director: (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of our common stock that are beneficially owned by each such nominee and the nominating stockholder; and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (we refer to it as the "Exchange Act"). Any such recommendation must be accompanied by a written statement from the individual nominee giving his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

         The current Board nominated the nominees named below for election to our Board of Directors and background information on each of the nominees is set forth below. See "Security Ownership of Certain Beneficial Owners and Management" for additional information about the nominees, including their ownership, purchase and sale of securities issued by the Company.



                                  Year First
                                    Became
Name                         Age   Director      Principal Occupation or Employment
Robert H. Brown, Jr.         46     1992         Since January 1999,  President and Chief Executive  Officer
                                                 of Frost  Securities,  Inc.,  an  investment  banking firm;
                                                 from July 1998 to January  1999,  President of RHB Capital,
                                                 LLC;  from  January  1990 to July  1998,  held a variety of positions  with Dain  Rauscher,  formerly  Rauscher  Pierce
                                                 Refsnes,   Inc.   ("Rauscher"),   including   Senior   Vice
                                                 President and Director of the Corporate Finance  Department
                                                 and  Executive  Vice  President of Capital  Markets;  since
                                                 April 1996,  a Director of  Claimsnet.com,  which is traded on the Nasdaq Stock  Market;  from May 1993  through  March
                                                 1999,  a  Director  of  Stevens  Graphics  Corp.,  which is traded on the American Stock Exchange.

Peter G. Bunger              59        1992      Since  1990,  a  consultant  with  Savarina  AG,  an entity engaged in the business of portfolio management  monitoring in Zurich,  Switzerland;  since October 1992, a Director of
                                                 Savarina  AG;  since 1992,  a Director of ISCS,  a computer software  company;  since  December  1996,  a  Director  of
                                                 Sport  Supply  Group,  Inc.,  which  is  traded  on the New
                                                 York  Stock  Exchange   ("SSG").   As  of  July  10,  2000,
                                                 Emerson  beneficially  owned  approximately  43.2%  of  the issued and  outstanding  common shares of SSG as determined by the most recent SSG documents  filed with the Securities and Exchange  Commission  (which we refer to as the "SEC").
                                                 See "Certain Relationships and Related Transactions".



Jerome H. Farnum             64        1992      Since July 1994, an  independent  consultant.  For at least five years prior thereto,  a senior  executive with several of the entities  comprising the Fidenas  Group,  as defined below,  in  charge of legal  and tax  affairs,  accounting,
                                                 asset   and   investment   management,   foreign   exchange
                                                 relations, and financial affairs.

Stephen H. Goodman           56        1999      Since January 1998, President,  Chief Executive Officer and
                                                 a Director of the Singer  Company,  N.V.  ("Singer")  and a
                                                 number of Singer's affiliates and subsidiaries;  from March
                                                 1986 to December  1997,  held a variety of  positions  with
                                                 Bankers  Trust  Company,   including   Managing   Director,
                                                 Corporate   Strategy,   New  York  and  Managing  Director,
                                                 Strategic  Advisory  and Mergers &  Acquisitions  Business,
                                                 Asia.  On  September  6,  1999,  GM  Pfaff  A.G.,   then  a
                                                 subsidiary  of  Singer,  filed  a  voluntary  petition  for relief under the  reorganization  provisions  of the German
                                                 Bankruptcy  Code,  in the  lower  court of  Kaiserslautern,
                                                 Germany.  On September 12 and 13, 1999, Singer and its U.S.
                                                 subsidiaries,   the  holding   companies  for  its  foreign
                                                 businesses,  and a number  of  Singer's  foreign  operating subsidiaries,  filed  voluntary  petitions for relief under
                                                 the   reorganization   provisions   of  the  United  States
                                                 Bankruptcy  Code, in the United States  District  Court for
                                                 the Southern  District of New York.  All of the  bankruptcy petitions are still pending.

Geoffrey P. Jurick           59        1990      Since July 1992,  Chief  Executive  Officer of the Company;
                                                 since December 1993, Chairman;  since April 1997, President and  previously  served as our President  from July 1993 to
                                                 October 1994; since December 1993,  served as a Director of
                                                 Fidenas International  Limited,  L.L.C. and its predecessor
                                                 ("FIN")  and,  since  May  1994,  an  officer  and  general
                                                 manager  of  Fidenas  International;   since  May  1994,  a
                                                 Director  and  Chairman  of  GSE  Multimedia   Technologies
                                                 Corporation    ("GSE"),    which   is    traded    in   the
                                                 over-the-counter  market;  since  March  1996,  Chairman of
                                                 Elision International Ltd.  ("Elision");  for more than the past  five  years,  held  a  variety  of  senior  executive positions  with  several  of the  entities  comprising  the
                                                 Fidenas  group  of  companies   ("Fidenas  Group");   since
                                                 December  1996,  serves as a Director  and  Chairman of the
                                                 Board and, since January 1997,  Chief Executive  Officer of
                                                 SSG.    See    "Certain     Relationships    and    Related
                                                 Transactions".


                 THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR"
                EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

The following table sets forth, as of June 28, 2000, the beneficial ownership of
(i) each current Director; (ii) each Executive Officer named in the Summary Compensation Table ("Executive Officers"); (iii) the Directors and Executive Officers as a group and (iv) each stockholder known by us to own beneficially more than 5% of our outstanding shares of common stock. Except as otherwise indicated and based upon our review of information as filed with the SEC, we believe that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.



                                                                   Amount and Nature of
Name and Address of Beneficial Owners                              Beneficial Ownership(1)    Percent of Class

Geoffrey P. Jurick (2) (3)**                                       14,575,109                 36.0%

Petra Stelling                                                      8,177,533                 20.2%
Im Berghof 5
8700 Kusnacht
Switzerland (4)

The Chase Manhattan Bank                                            6,181,302                 13.6%
Special Loan Group
270 Park Avenue - 30th Floor
New York, NY 10017 (5)

Oaktree Capital Management                                          3,483,135                  7.9%
550 South Hope St., 22nd Fl
Los Angeles, CA   90071 (6)

Thomas Hackett, Official Liquidator of                              3,164,340                  7.8%
Fidenas International Bank Limited
Price Waterhouse Coopers
East Hill Street
P.O. Box N-3910
Nassau, Bahamas (2)

Robert H. Brown, Jr. (7)**                                             50,000                   *

Peter G. Bunger (7)**                                                  25,000                   *

Jerome H. Farnum (7)**                                                 25,000                   *

Stephen H. Goodman**                                                    -                       *

Marino Andriani (8)                                                    75,000                   *

Elizabeth J. Calianese (8)                                             30,000                   *

John J. Raab (8)                                                       50,000                   *

John P. Walker (8)                                                    200,000                   *

All Directors and Officers                                         15,075,109                 37.3%
as a Group (11 persons) (9)       ______________________________________________


(*)      Less than one percent
(**)     Director (All current directors are nominees for director.)

(1) Based on 39,377,615 shares of common stock outstanding as of June 28, 2000, plus shares of common stock under option of any Director or Executive Officer, exercisable within 60 days. Except as otherwise indicated, the beneficial ownership table does not include (i) shares of common stock issuable upon conversion of 3,677 shares of Emerson's Series A Preferred Stock, (ii) common stock issuable upon conversion of certain warrants issued by Emerson, (iii) common stock issuable upon exercise of outstanding options, which are not currently exercisable within 60 days, or (iv) common stock issuable upon conversion of Emerson's 8-1/2% Senior Subordinated Convertible Debentures Due 2002 (the "Debentures").

(2) Mr. Jurick's beneficial ownership consists of 100 shares of common stock directly owned by him, and 9,875,000 shares of common stock held by Mr. Jurick, 3,164,340 and 935,669 shares of common stock held by Thomas Hackett, Official Liquidator of Fidenas International Bank Limited ("Fidenas Liquidator") and Barclays Bank PLC ("Barclays"), respectively, pursuant to the provisions of the Termination, Settlement, Redemption and Option Agreement, dated and so ordered by the United States District Court for the District of New Jersey (the "U.S. District Court") as of May 25, 2000 by and between Emerson, Mr. Jurick and his affiliated companies FIN, Elision and GSE, the Fidenas Liquidator and Barclays (the "Option Agreement"). All of the shares of common stock are subject to certain restrictions. Mr. Jurick has the right to vote the shares of common stock held by the Fidenas Liquidator and Barclays pursuant to the proxy granted to Mr. Jurick under the terms of the Option Agreement. See "Certain Relationships and Related Transactions - Certain Outstanding Common Stock".

(3) Includes options to purchase 600,000 shares of common stock, exercisable within 60 days.

(4) Pursuant to the Option Agreement, Mrs. Stelling holds 8,177,533 shares of common stock in her name. All of the shares of common stock are subject to certain restrictions. See "Certain Relationships and Related Transactions - Certain Outstanding Common Stock".

(5) Consists of common shares issuable upon conversion of the owner's holdings of Emerson's Series A Preferred Stock if such holdings were converted into shares of Emerson's common stock. The percentage of beneficial ownership assumes that the common shares that would be issued upon conversion are outstanding.

 (6) Based on information set forth in a Schedule 13D, dated May 22, 1998, as amended and filed with the SEC by Oaktree Capital Management LLC ("Oaktree"), Kenneth Grossman and OCM Principal Opportunities Fund, L. P. Consists of common shares issuable upon conversion of the owner's holdings of Emerson's Debentures if such holdings were converted into shares of Emerson's common stock. The percentage of beneficial ownership assumes that the common shares that would be issued upon conversion are outstanding.

(7) Comprised of options issued pursuant to Emerson's 1994 Non-Employee Director Stock Option Plan. See "Security Ownership of Certain Beneficial Owners and Management--Compensation of Directors."

(8) Comprised of options issued pursuant to Emerson's 1994 Stock Compensation Program. Options vest in annual increments of one-third, commencing one year from the date of grant, and their exercise is contingent on continued employment with Emerson.

(9) Includes 1,100,000 shares of common stock subject to unexercised stock options which were exercisable within 60 days under Emerson's Stock Compensation Program. Excludes options to purchase an aggregate of 275,000 shares of common stock not currently exercisable within 60 days.

                        BOARD OF DIRECTORS AND COMMITTEES

         Emerson's business is managed under the direction of our Board of Directors. The Board meets during our fiscal year to review significant developments affecting Emerson and to act on matters requiring Board approval.
The Board of Directors held six formal meetings during the fiscal year ended March 31, 2000 ("Fiscal 2000") and acted by unanimous written consent three times. During Fiscal 2000, each member of the Board participated in at least 80% of all Board meetings and 100% of all committee meetings held during the period for which he served as a director and/or committee member except Mr. Brown who attended 50% of all Board meetings, 100% of all Audit Committee meetings and none of the Compensation and Personnel Committee meetings.

         The standing committees of our Board during Fiscal 2000 were the Audit Committee, the Compensation and Personnel Committee, the Executive Committee and the Special Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

          Audit Committee. Our Audit Committee, and each of its three members, Messrs. Farnum (Chairman), Brown and Goodman, fulfills the requirements of the NASD rules applicable to members of the American Stock Exchange with regard to independence and qualification. The Audit Committee reviews the adequacy of Emerson's internal system of accounting controls, confers with the independent auditors concerning their examination of our books and records and recommends to the Board the appointment of a firm of independent certified public accountants to conduct audits of our accounts and affairs. During Fiscal 2000, the Audit Committee met one time. Our Board of Directors has adopted a written charter for its Audit Committee, a copy of which is included in this Proxy Statement as Appendix A.

          Compensation and Personnel Committee. Our Compensation and Personnel Committee is presently comprised of Messrs. Brown (Chairman), Bunger and Farnum (each of whom is a non-employee Director). The Committee (i) makes recommendations to the full Board concerning remuneration arrangements for senior executive management; (ii) administers our 1994 Stock Compensation

Program; and (iii) makes such reports and recommendations, from time to time, to the Board upon such matters as the Committee may deem appropriate or as may be requested by the Board. During Fiscal 2000, the Compensation Committee met one time. See "Executive Compensation and Other Information--Report of Compensation and Personnel Committee".

          Executive Committee. Our Executive Committee is presently comprised of Messrs. Brown, Bunger, Farnum and Jurick (Chairman). Mr. Goodman is an alternate Committee member. Subject to the provisions of the Company's By-Laws, the Executive Committee has all of the power and authority of the full Board with certain exceptions. During Fiscal 2000, the Executive Committee did not meet.

          Special Committee. Our Special Committee, comprised of Messrs. Brown and Goodman, was formed as part of a Stipulation and Order of Settlement, dated June 11, 1996, between the Company, Mr. Jurick, FIN, GSE, Elision, Petra and
Donald Stelling (the "Stellings"), the Fidenas Liquidator and Barclays (the "Settlement Agreement") to evaluate, and make recommendations to the Board regarding, any offer to purchase the Settlement Shares which would result in a change of control of Emerson as defined in Emerson's Senior Secured Credit Facility and the Indenture governing the Debentures, as defined below. During Fiscal 2000, the Special Committee did not meet and by Order, dated March 3, 2000, the U.S. District Court terminated the Settlement Agreement. See "Certain Relationships and Related Transactions - Certain Outstanding Common Stock".

          The Board of Directors did not have a standing nominating committee, or any other committee performing similar functions during Fiscal 2000. Our Board performed the functions customarily attributable to a nominating committee.

Compensation of Directors

          In Fiscal 2000, Emerson Directors who were not employees were paid $10,000 per year; members of the Compensation and Personnel Committee were paid an additional $5,000 per year; members of the Executive Committee were paid an additional $5,000 per year; members of the Audit Committee were paid an additional $7,500 per year; and members of the Special Committee were paid an additional $2,500 per year. Accordingly, during Fiscal 2000, Messrs. Brown, Bunger, Farnum and Goodman received $30,000, $20,000, $27,500 and $25,000, respectively. All compensation paid to our directors is paid in quarterly installments. No compensation is paid to Emerson employees in their capacity as Director. Additionally, each director is eligible to participate in Emerson's 1994 Non-Employee Director Stock Option Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation of Executive Officers

          The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to our Chief Executive Officer and each of our other four most highly compensated Executive Officers.

Summary Compensation Table

          The  following   table   summarizes   for  the  years   indicated  the
compensation awarded to, earned by, or paid to the Executive Officers for services rendered in all capacities to Emerson:


                                                                                           SECURI-
                                                                                            TIES
                                                                             OTHER          UNDER-           ALL
                                                                            ANNUAL          LYING         OTHER COMPEN-
 NAME AND PRINCIPAL POSITION(S)     FISCAL                              COMPENSATION      OPTIONS         SATION (2)
                                     YEAR     SALARY          BONUS           (1)

GEOFFREY P. JURICK                   2000       $411,600      $ -          $ 67,910           -            $ -


CHAIRMAN OF THE                      1999        411,600        -           108,145           -               4,844
BOARD, CHIEF                         1998        321,407        -           125,208           -              13,059
EXECUTIVE OFFICER
AND PRESIDENT (3)


MARINO ANDRIANI                      2000       385,000      557,562          8,400         225,000          14,679
PRESIDENT, EMERSON                   1999       385,000         -             8,400          75,000          14,032
RADIO CONSUMER                       1998       385,000         -             8,400            -             11,656
PRODUCTS CORPORATION (4)


JOHN J. RAAB                         2000       210,000       30,000          8,400            -             10,544
EXECUTIVE  VICE                      1999       210,000         -             8,400          50,000          10,100
PRESIDENT -                          1998       210,000         -             8,400            -              7,780
INTERNATIONAL (4)


ELIZABETH CALIANESE                  2000       144,231       50,923          8,400            -              7,082
SENIOR VICE PRESIDENT -              1999       125,000       25,000          8,400            -              7,110
HUMAN RESOURCES,                     1998       102,503       10,000          8,400          30,000           1,687
SECRETARY AND
GENERAL COUNSEL (4)


JOHN P. WALKER                       2000       100,000       25,000           -              -               2,400
EXECUTIVE VICE                       1999       100,000       50,000           -              -               2,400
PRESIDENT AND CHIEF                  1998       107,692       50,000           -              -               2,721
FINANCIAL OFFICER (5)


(1) Other Annual Compensation consists of (i) car allowance and auto expenses in the annual amount of $8,400, payable in equal monthly installments, to Messrs. Andriani and Raab and Ms. Calianese in Fiscal 2000, 1999 and 1998, respectively, and (ii) temporary lodging expenses and associated tax gross-ups in the amount of $67,910, $108,145 and $125,208 for Mr. Jurick, for Fiscal 2000, 1999 and 1998, respectively.

(2) All Other Compensation consists of Emerson's contribution to our 401(k) employee savings plan, group health, life insurance and disability insurance. In Fiscal 1998, we also paid $7,170 in premiums for a life insurance policy for Mr. Jurick.

(3) The salary shown for Mr. Jurick includes our salary reimbursement from SSG of $135,414 in Fiscal 1998 for services provided by Mr. Jurick to SSG.

     Pursuant to our Management Services Agreement with SSG ("Management Services Agreement"), effective October 18, 1997 we reduced Mr. Jurick's salary by $80,000 and are no longer reimbursed by SSG. See "Certain Relationships and Related Transactions - Management Services Agreement".

(4) In November 1995, Mr. Raab was granted stock options to purchase 50,000 shares of common stock at an exercise price of $2.875 per share. In April 1996, Mr. Andriani was granted stock options to purchase 75,000 shares of common stock at an exercise price of $2.563 per share and in October 1996, Ms. Calianese was granted stock options to purchase 30,000 shares of common stock at an exercise price of $ 2.25 per share. These options were subsequently repriced to $1.00 and were reported as compensation in the fiscal year they are repriced. In October, 1999, our Board authorized granting Mr. Andriani stock options to purchase an additional 225,000 shares of common stock at an exercise price of $1.00 per share. Pursuant to our Stock Compensation Plan, these options will vest in equal installments over 3 years, commencing one year from the date of grant, and their exercise is contingent on continued employment with Emerson.

(5) Effective January 1998, we no longer pay Mr. Walker's salary directly. However, pursuant to the Management Services Agreement, we reimburse SSG for Mr. Walker's salary and bonus per year. We reimbursed SSG in the approximate amounts of $100,000 and $50,000 for each of Fiscal 2000 and 1999. See "Certain Relationships and Related Transactions - Management Services Agreement".

Option Grants During 2000 Fiscal Year


                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                               Annual Rates of Stock
Individual Grants                                                                                Price Appreciation
                                                                                                for Option Term (2)
                                                % of Total
                                 Number       Options Granted      Exercise
                               of Options       to Employees       Price Per    Expiration
            Name               Granted (1)     in Fiscal 2000        Share         Date           5%           10%
----------------------------- -------------- ------------------- -------------- ------------ ------------- -------------

GEOFFREY P. JURICK                  -                -                 -             -            -             -
MARINO ANDRIANI                  225,000            75%              $1.00       01/21/10         $0            $0
JOHN J. RAAB                        -                -                 -             -            -             -
ELIZABETH J. CALIANESE              -                -                 -             -            -             -
JOHN P. WALKER                      -                -                 -             -            -             -


1. The stock options were granted under the 1994 Stock Compensation Program, and, unless otherwise designated at the time of grant, are exercisable commencing one year after the grant date in three equal annual installments, with full vesting occurring on the third anniversary of the date of the grant.

2. The dollar amounts under these columns are the result of calculations at the assumed compounded market appreciation rates of 5% and 10% as required by the Securities and Exchange Commission over a ten-year term and therefore, are not intended to forecast possible future appreciation, if any, of the stock price.

      Option Exercises During Fiscal 2000 and Fiscal 2000 Year End Holdings

      The following table provides information related to options exercised by our Executive Officers during Fiscal 2000 and the number and value of options held at the end of our Fiscal 2000. We do not have any outstanding stock appreciation rights.

  Option Exercises During 2000 Fiscal Year and Fiscal Year - End Option Values


                                                                   Number of
                                                                  Securities                   Value of
                                                                  Underlying                  Unexercised
                                                                  Unexercised                In-the-Money
                                                                 Options/SARs                Options/SARs
                                Shares                             at FY-End                   at FY-End
                               Acquired           Value               (#)                       ($)(1)
                             on Exercise        Realized         Exercisable/                Exercisable/
          Name                   (#)               ($)           Unexercisable               Unexercisable
-------------------------    -------------     ------------    ------------------    ------------------------------
Geoffrey P. Jurick               ---               ---                 600,000/0                $    0/$         0
Marino Andriani                  ---               ---            75,000/225,000                $    0/$         0
John J. Raab                     ---               ---                  50,000/0                $    0/$         0
Elizabeth  J. Calianese          ---               ---                  30,000/0                $    0/$         0
John P. Walker                   ---               ---                 200,000/0                $    0/$         0


 (1) The closing price for our common stock as reported by the American Stock Exchange on March 31, 2000 was $.75. Value is calculated on the basis of the difference between $.75 and the option exercise price of "in the money" options, multiplied by the number of shares of our common stock underlying the option. As of March 31, 2000, none of the outstanding options were exercisable at a share price below $.75.

Certain Employment Contracts

     On August 13, 1992, Geoffrey P. Jurick, our Chairman, Chief Executive Officer and President, entered into five-year employment agreements ("Jurick Employment Agreements") with Emerson and two of its wholly-owned subsidiaries, Emerson Radio (Hong Kong) Ltd. and Emerson Radio International Ltd. (formerly Emerson Radio (B.V.I.) Ltd.) providing for an aggregate annual compensation of $490,000 as of April 1, 1995. Effective October 18, 1997, Mr. Jurick's employment agreement with Emerson (but not the wholly owned subsidiaries) was amended and Mr. Jurick's annual salary under the Jurick Employment Agreements was reduced to $410,000. In addition to his base salary, the Jurick Employment Agreements provided that Mr. Jurick was entitled to an annual bonus upon recommendation by the Compensation and Personnel Committee of Emerson's Board of Directors, subject to the final approval of the Emerson's Board of Directors. By letter agreement dated April 16, 1997, the terms of the Jurick Employment
Agreements were extended until March 31, 2000. Pursuant to the Management Services Agreement, SSG reimbursed Emerson for $125,444 and $46,527 in salary payments made by us to Mr. Jurick in Fiscal 1999 and 1998, respectively, for the benefit of SSG. The Management Services Agreement was amended as of October 18, 1997 and SSG no longer reimburses us for any of Mr. Jurick's salary payments, but pays Mr. Jurick directly. See "Certain Relationships and Related Transactions - Management Services Agreement".

          Subject to certain conditions, each of the Jurick Employment Agreements granted severance benefits, through expiration of the respective terms of each of such agreements, commensurate with Mr. Jurick's base salary, in the event that his employment terminated due to permanent disability, without cause or as a result of constructive discharge (as defined therein). In the event that Mr. Jurick's employment terminated due to termination for "cause", because Mr. Jurick unilaterally terminated the agreements or for reasons other than constructive discharge or permanent disability, the agreements provided that Mr. Jurick would only be entitled to base salary earned through the applicable date of termination. Mr. Jurick's employment agreements are presently expired.

Compensation Committee Interlocks and Insider Participation

          Geoffrey P. Jurick serves as Chairman of the Board and Chief Executive Officer of Emerson and SSG. John P. Walker serves as our Executive Vice President and Chief Financial Officer and as President and a Director of SSG. Mr. Bunger, who is a Director of Emerson and SSG, serves on the Compensation Committees of both companies. Geoffrey P. Jurick was also a member of our Board during Fiscal 2000 and participated in deliberations concerning senior executive officer compensation.

Report of Compensation and Personnel Committee

          The Compensation and Personnel Committee of our Board (the "Compensation Committee") contains three non-employee Directors and oversees our senior executive compensation strategy. The strategy is implemented through policies designed to support the achievement of our business objectives and the enhancement of stockholder value. Our Compensation Committee reviews, on an ongoing basis, all aspects of senior executive compensation and its policies support the following objectives:

      o The reinforcement of management's concern for enhancing stockholder value.

      o The attraction, hiring and retention of qualified executives.

      o The provision of competitive compensation opportunities for exceptional performance.

The basic elements of our senior executive compensation strategy are:

                  Base salary. Base salaries for our senior executive managers represent compensation for the performance of defined functions and assumption of defined responsibilities. The Compensation Committee reviews each senior executive's base salary on an annual basis. In determining salary adjustments, the Compensation Committee considers our growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Also considered are the executive's position, experience, skills, potential for advancement, responsibility, and current salary in relation to the expected level of pay for the position. Our Compensation Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered.

                  Annual incentive compensation. At the beginning of each year, our Board establishes our performance goals for that year, which may include target increases in sales, net income and earnings per share, as well as more subjective goals with respect to marketing, product introduction and expansion of customer base.

                  Long-term incentive compensation. Our long-term incentive compensation for management and employees consists of the 1994 Stock Compensation Program.

         Our Compensation Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of the stockholders and determines awards to executives based on its evaluation of criteria that include responsibilities, compensation, past and expected contributions to the achievement of Emerson's long-term performance goals. Stock options are designed to focus executives on our long-term performance by enabling them to share in any increases in value of our stock.

         Our Compensation Committee encourages executives, individually and collectively, to maintain a long-term ownership position in our stock. The Compensation Committee believes this ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong linkage between our executives and stockholders.

Compensation of the Chief Executive Officer

          Mr. Geoffrey P. Jurick is our Chief Executive Officer, Chairman of the Board of Directors and President. The Compensation Committee considered the results in all aspects of our business, and the terms of Mr. Jurick's employment agreement with Emerson, in its review of his performance during Fiscal 2000.

          Mr. Jurick's annual compensation for Fiscal 2000, comprised of annual base salary of $411,600, is consistent with our Committee's targeted annual compensation level and with the limitations previously established by the Settlement Agreement. See "Certain Relationships and Related Transactions - Certain Outstanding Common Stock". Mr. Jurick's salary from us was reduced by $80,000 in Fiscal 1998 as a result of SSG paying him directly. See "Certain Relationships and Related Transactions - Management Services Agreement". The terms and conditions of Mr. Jurick's employment agreement are discussed above. See "Executive Compensation and Other Information - Certain Employment Contracts".

Policy on Qualifying Compensation

          Our Board has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally provides that, for tax years beginning on or after January 1, 1994, a public company's deduction for compensation paid to its covered employees is limited to $1 million per year, subject to certain exceptions. Since the cash compensation of each of our covered employees is below the $1 million threshold, the Board believes that Section 162(m) will not reduce the federal income tax deduction available to Emerson. Emerson's policy is to qualify, to the extent reasonable, our Executive Officers' compensation for deductibility under applicable tax laws. However, the Board of Directors believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Emerson's success. Consequently, the Board recognizes that the loss of a tax deduction could be necessary in some circumstances.

This report is submitted by the members of the Board of Directors and the Compensation and Personnel Committee that were in existence at the end of Fiscal 2000.


Board of Directors                          Compensation and Personnel Committee
Geoffrey P. Jurick, Chairman                Robert H. Brown, Jr., Chairman
Robert H. Brown, Jr.                        Peter G. Bunger
Peter G. Bunger                             Jerome H. Farnum
Jerome H. Farnum
Stephen H. Goodman

          This report shall not be deemed incorporated by reference in any filing by Emerson under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that Emerson specifically incorporates this information by reference, and shall not otherwise be deemed filed under either act.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

Share Price Performance Graph

          The following graph shows a comparison of cumulative total returns on our common stock for the period April 1, 1995 to March 31, 2000, with the cumulative total return over the same period for the American Stock Exchange and a peer group of companies. Companies used for the peer group are Cobra Electronics Corp., Matsushita Electric Industrial Co. Ltd., Recoton Corp. and Sony Corp. In selecting companies to be part of the peer group, we focus on publicly traded companies that design and/or distribute consumer electronic products, which have characteristics similar to ours in terms of one or more of the following: type of product, distribution channels, sourcing or sales volume. The comparison assumes the investment of $100 in our common stock on April 1, 1995 and reinvestment of all dividends. The information in the graph was provided by Media General Financial Services ("MGFS").

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
             EMERSON RADIO CORP., PEER GROUP INDEX AND BROAD MARKET
                                      INDEX

                               FISCAL YEAR ENDING


Company/Index/Market   1995      1996     1997     1998     1999     2000
  Emerson Radio Corp    100      82.00    34.00    14.00    24.00    24.00
  Peer Group Index      100     111.86   114.26   127.66   146.39   329.90
  Amex Market Index     100     120.89   122.11   159.50   150.93   231.44


The Customer Selected Stock List is made up of the following securities:

Cobra Electronics Corp.
Matsushita Elec. Ind. Corp.
Recoton Corp.
Sony Corp.

The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Share Price Performance Graph will not be deemed to be incorporated by reference in any filing by Emerson under the Securities Act or the Exchange Act except to the extent that Emerson specifically incorporates the graph by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Sport Supply Group, Inc.

          As of July 10, 2000 and as determined by the most recent SSG documents filed with the SEC, Emerson and Emerson Radio (Hong Kong) Ltd. ("Emerson HK"), our wholly owned subsidiary, owned 2,578,500 shares, or approximately 35.4%, of the issued and outstanding shares of SSG common stock. Emerson also owns 5-year warrants to acquire an additional 1,000,000 shares of SSG common stock at an exercise price of $7.50 per share, subject to standard anti-dilution adjustments ("Warrants"). If Emerson exercises all of the Warrants, we will own approximately 43.2% of the issued and outstanding shares of SSG common stock.

          SSG's Board of Directors now includes the following people that are associated with Emerson: Geoffrey P. Jurick, Chairman, Chief Executive Officer and President of Emerson and Chairman and Chief Executive Officer of SSG; John
P. Walker, Executive Vice President and Chief Financial Officer of Emerson and President and a Director of SSG; and Peter G. Bunger, a Director of both companies and member of the Compensation Committee of each Company. Messrs. Jurick and Walker split their time between the two companies.

Management Services Agreement - Sport Supply Group, Inc.

          The Management Services Agreement between Emerson and SSG implements a program whereby SSG performs certain services for us in exchange for a fee. The services include payroll, banking, computer/management information systems, payables processing, warehouse services (including subleasing warehouse storage space), provision of office space and financial management services. The Management Services Agreement may be terminated by either SSG or us on sixty
(60) days' prior notice. We were billed $488,000, $636,000 and $272,000 for services provided pursuant to this agreement during Fiscal 2000, 1999 and 1998 respectively. Effective October 18, 1997, SSG began paying Mr. Jurick directly for his services. Effective January 15, 1998, we began reimbursing SSG for base salary and bonus paid to Mr. Walker for our benefit in lieu of paying Mr. Walker directly. Emerson billed SSG approximately $135,000 towards Mr. Jurick's salary during Fiscal 1998.

Certain Outstanding Common Stock

          Pursuant to our bankruptcy restructuring plan, on March 31, 1994, 30 million shares of Emerson's common stock were issued to GSE, FIN and Elision (collectively, the "Affiliated Entities"), affiliates of Geoffrey P. Jurick, our Chairman of the Board, Chief Executive Officer and President. On June 11, 1996, as part of a global settlement of all litigation between Emerson, the Stellings, the Fidenas Liquidator, Barclays, Mr. Jurick and the Affiliated Entities, the parties executed the Settlement Agreement in the U. S. District Court which terminated substantially all litigation between the parties and provided for, among other things, the payment by Mr. Jurick and the Affiliated Entities of $49.5 million to the Stellings, the Fidenas Liquidator and Barclays (the "Creditors"), to be paid from the proceeds of the sale of 29.2 million shares of Emerson common stock (the "Settlement Shares") owned by the Affiliated Entities. In addition, Mr. Jurick was to have been paid the sum of $3.5 million from the sale of the Settlement Shares. The Settlement Shares were deposited with the Court in two pools: Pool A consisting of 15.3 million shares and Pool B consisting of the number of shares for which Mr. Jurick must retain beneficial ownership of voting power to avoid an event of default arising out of a change of control pursuant to the terms of Emerson's Loan and Security Agreement ("Senior Secured Credit Facility") with a U.S. financial institution (the "Lender") and/or the Indenture ("Indenture") governing our 8 1/2% Senior Subordinated Convertible Debentures Due 2002 (the "Debentures").

          On March 3, 2000, pursuant to the request of the Creditors, the U.S. District Court terminated the Settlement Agreement upon the ground that there was no reasonable prospect that the goals contemplated by the Settlement Agreement could be accomplished and scheduled a hearing to determine, among other things, the rights and remedies of the various parties. On April 19, 2000, the Court ruled that the Settlement Shares were to be distributed to the Creditors as follows: the Fidenas Liquidator - 44.44%, Stelling - 42.42% and Barclays - 13.14%. The Creditors had previously agreed that Mr. Jurick retain control of all beneficial ownership required by the Senior Secured Credit Facility and/or the Indenture to avoid an event of default arising out of a change in control.

          On May 25, 2000, the Court implemented, in part, its termination of the Settlement Agreement by approving the transactions contemplated in the Option Agreement whereby it was agreed that: 1.) the Settlement Shares would be reregistered as follows: the Fidenas Liquidator - 5,402,600, the Fidenas Liquidator - 3,164,340, Stelling - 8,177,533, Barclays - 1,597,400, Barclays - 935,669 and Mr. Jurick - 9,875,000 (Mr. Jurick's shares represent the amount required to be held by Mr. Jurick pursuant to our Senior Secured Credit Facility and/or the Indenture); 2.) the Company would purchase, pro rata, an aggregate of 7,000,000 shares from the Fidenas Liquidator and Barclays for $6 million ("Initial Purchase"); 3.) Mr. Jurick's shares, the Fidenas Liquidator's and
Barclays' remaining shares, Consent Judgments and their Releases would be deposited with the Court and Mr. Jurick granted the Proxy to vote the Fidenas Liquidator's and Barclays' shares so deposited; 4.) the Fidenas Liquidator and Barclays would grant Emerson (or Jurick, if Emerson was unable or unwilling to exercise) a one year option to purchase, pro rata, an additional 4,100,009 shares (the "Creditor Option Shares") at a price of $1.34 per share; 5.) Emerson (or Jurick) would have the right, at its sole option, to extend the option for an additional one year on each of the first and second year anniversaries of the Initial Purchase upon notice and payment to the Fidenas Liquidator and Barclays, pro rata, of $500,000 for the first extension and $2.55 million for the second extension. (None of the payment for the first extension but $2 million of the payment for the second extension would be credited to the purchase price of the Creditor Option Shares upon exercise of the option); 6.) in the event the option was exercised, the Fidenas Liquidator and Barclays would deliver to Emerson (or Jurick) stock certificates representing their Creditor Option Shares and would deliver to Mr. Jurick their Consent Judgments, Releases and 57.58% of Mr. Jurick's shares; and, 7.) in the event the option was not exercised or an option extension payment not timely made, upon filing of a Certification, the Fidenas

Liquidator and Barclays would be entitled to the immediate receipt of their Releases and Consent Judgments. Additionally, 57.58% of Mr. Jurick's shares would be distributed, pro rata, to the Fidenas Liquidator and Barclays upon the earlier of the maturity or payment date of the Debentures. Other than the division of the Settlement Shares, the Court has not yet implemented the termination of the Settlement Agreement as to Stelling.

Future Transactions and Loans

          Emerson has adopted a policy that all future affiliated transactions and loans will be made or entered into on terms no less favorable to us than those that can be obtained from unaffiliated third parties. In addition, all future affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the independent outside members of our Board who do not have an interest in the transactions.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (we refer to it as "Section 16(a)") requires our Officers and Directors, and persons who own more than 10% of a registered class of Emerson's equity securities to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, Directors and greater than 10% stockholders are required by certain regulations to furnish us with copies of all Section 16(a) forms they file.

          Based solely on its review of the copies of such forms received by us, we believe that, during Fiscal 2000, our Officers, Directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to our equity securities other than a Form 3 with respect to the beneficial ownership of The Chase Manhattan Bank.

                              STOCKHOLDER PROPOSALS

          A proper proposal submitted by one of our stockholders in accordance with applicable rules and regulations for presentation at our next annual meeting that is received at our principal executive office by April 15, 2001 will be included in our Proxy Statement and form of proxy for that meeting. If you desire to bring a proposal before the next annual meeting and such proposal is not timely submitted for inclusion in Emerson's Proxy Statement, you can still submit the proposal if it received by the Company no later than June 1, 2001.

                         PERSONS MAKING THE SOLICITATION

          The enclosed proxy is solicited on behalf of our Board. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone, telegraph or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our shares of common stock. We have retained the services of American Stock Transfer & Trust Company to solicit proxies by mail, telephone, telegraph or personal contact. The estimated cost of the solicitation will be approximately $20,000 plus out-of-pocket expenses.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          Ernst & Young LLP, independent certified public accountants, has been selected by our Board as our independent auditor for the current year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

          The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                              FINANCIAL STATEMENTS

          We will provide a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2000 (exclusive of exhibits), without charge, to each person to whom a copy of this Proxy Statement is delivered, upon written or oral request. Requests should be directed to Investor Relations (Attention:
Elizabeth J. Calianese, Senior Vice President-Human Resources, General Counsel and Secretary), Emerson Radio Corp., Nine Entin Road, Parsippany, New Jersey 07054.

                                          By Order of the Board of Directors,


                                          ELIZABETH J. CALIANESE
                                          Senior Vice President-Human Resources,
                                          General Counsel and Secretary


July 11, 2000

                                   APPENDIX A

                             AUDIT COMMITTEE OF THE

                               BOARD OF DIRECTORS

                                       OF

                               EMERSON RADIO CORP.


                             AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee of Emerson Radio Corp. ("Emerson"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and Emerson. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and Emerson. All Committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the Committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to Emerson's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of Emerson's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and Emerson's management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all of Emerson's books, records, facilities, and personnel and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee Emerson's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing Emerson's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representative of Emerson's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and Emerson and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of Emerson's independent auditors, subject to shareholders' approval.

o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Emerson's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of Emerson's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in Emerson's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statement. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                               EMERSON RADIO CORP.

                 Board of Directors Proxy for the Annual Meeting
      of Stockholders at 1:00 p.m. (local time), Thursday, August 10, 2000
                            Sheraton Parsippany Hotel
                                 199 Smith Road
                          Parsippany, New Jersey 07054

          The undersigned Stockholder of Emerson Radio Corp. (the "Company") hereby appoints Geoffrey P. Jurick and John P. Walker, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above stated Annual Meeting and at any adjournment(s) thereof.

                           (Continued on reverse side)


================================================================================

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                               EMERSON RADIO CORP.

                                 AUGUST 10, 2000


                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


     X
--------------------------------------------------------------------------------
Please mark your
votes as in this
example.

                   FOR all nominees listed           WITHHOLD AUTHORITY
                   at right (except as provided      to vote for all nominees
                   to the contrary below)            at right

--------------------------------------------------------------------------------
1.    To elect five                                        Nominees:
      directors for a                                      Geoffrey P. Jurick
      one-year term                                        Robert H. Brown, Jr.
                                                           Peter G. Bunger
                                                           Jerome H. Farnum
                                                           Stephen H. Goodman

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

_________________________________________________________

2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's 2000 Annual Report and Notice of Meeting and Proxy Statement, dated July 11, 2000, is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

PLEASE SIGN, DATE AND MAIL TODAY.


SIGNATURE__________________________________   DATE_____________________________

SIGNATURE__________________________________   DATE_____________________________
               IF HELD JOINTLY

NOTE:  (Joint  owners  must EACH  sign.  Please  sign  EXACTLY  as your  name(s)
appear(s)  on  this  card.   When  signing  as  attorney,   trustee,   executor,
administrator, guardian or corporate officer, please give your FULL title.)